Quidel Contact:	Media and Investors Contact:
Quidel Corporation	Quidel Corporation
Randy Steward	Ruben Argueta
Chief Financial Officer	858.646.8023
858.552.7931	rargueta@quidel.com

QUIDEL REPORTS FIRST QUARTER 2019 FINANCIAL RESULTS
SAN DIEGO, CA – May 8, 2019 — Quidel Corporation (NASDAQ: QDEL), a provider of rapid diagnostic testing solutions, cellular-based virology assays and molecular diagnostic systems, announced today financial results for the first quarter ended March 31, 2019.

First Quarter 2019 Highlights

•	Total revenue was $148.0 million as compared to $169.1 million in the first quarter of 2018.

•	Total revenue on a constant currency basis was $150.2 million in the first quarter of 2018.

•	Influenza revenue was $47.2 million as compared to $64.6 million in the first quarter of 2018.

•	Cardiac Immunoassay revenue was $65.9 million on a reported basis, or $68.0 million on a constant currency basis.

•	Molecular Diagnostic Solutions revenue was $5.7 million, 12% growth from the first quarter of 2018.

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Reported GAAP EPS of $0.60 per diluted share in the first quarter of 2019, as compared to $0.86 per diluted share in the first quarter of 2018. Reported non-GAAP EPS of $0.91 per diluted share in the first quarter of 2019, as compared to $1.29 per diluted share in the first quarter of 2018.

•	Paid down $20.0 million on the Revolving Credit Facility.

First Quarter 2019 Results
Total revenue for the first quarter of 2019 was $148.0 million, versus $169.1 million for the first quarter of 2018. The 13% decrease in sales from the first quarter of 2019 was primarily driven by a decline in the Rapid Immunoassay business revenue from the record first quarter of 2018, due to the robust Influenza season that was not repeated in 2019. Foreign exchange had a negative impact of $2.2 million in the quarter. The majority of the foreign currency headwind impacted the Cardiac Immunoassay business, which also contributed to the decrease. This was partially offset by increased revenue from Molecular Diagnostic Solutions.

Rapid Immunoassay product revenue, which includes QuickVue, Sofia and Eye Health products, decreased 23% in the first quarter of 2019 to $62.5 million, primarily due to a $17.4 million decrease in Influenza revenue from the first quarter of 2018. Cardiac Immunoassay revenue, which includes revenue from the Triage, Triage Toxicology and Beckman BNP products acquired in October 2017, totaled $65.9 million in the first quarter of 2019, declining 4% from the first quarter of 2018. Excluding the foreign exchange impact, Cardiac revenue was $68.0 million, comparable to last year. Molecular Diagnostic Solutions revenue increased 12% to $5.7 million, led by 24% revenue growth from Solana, our instrumented molecular diagnostic system. Specialized Diagnostic Solutions revenue, which includes revenue from Virology/DHI, Specialty and Other, decreased 7% from the first quarter of 2018 to $13.9 million.

“In Q1 of this year, we benefited significantly from the respiratory disease season, delivering the second-largest quarter for influenza revenue in the company's history after Q1 of 2018. Cardiovascular revenue, at $68 million on a constant currency basis, was well within the $64 million to $69 million that we suggested for the early quarters of 2019,” said Douglas Bryant, president and CEO of Quidel Corporation. “With Q1 now behind us, we believe that a 2019 revenue target of $535 million on a constant currency basis seems appropriate.”
Gross Profit in the first quarter of 2019 decreased to $90.9 million, primarily the result of lower sales of Rapid Immunoassay products relative to last year's robust flu season in the first quarter of 2018. Overall, gross margin for the quarter was 61% as compared to 63% for the same period last year, as a result of lower flu revenues, less favorable geographic and product mix, as well as lower factory overhead absorption due to lower production volumes. R&D expense increased by $1.3 million in the first quarter as compared to the same period last year, primarily due to incremental expense for the Savanna molecular diagnostic platform and Sofia assays that was partially offset by decreased spend in the Triage business. Sales and Marketing expense increased by $1.0 million in the first quarter of 2019, as compared to the first quarter of 2018, largely due to higher marketing expenses and other consultative costs. G&A expense increased by $2.9 million in the quarter, primarily due to additional facility expenses and professional service fees in the period. Acquisition and Integration Costs in the quarter decreased by $0.6 million to $2.8 million, as global operations become fully integrated into the business.

Net income for the first quarter of 2019 was $24.8 million, or $0.60 per diluted share, as compared to net income of $34.0 million, or $0.86 per diluted share, for the first quarter of 2018. On a non-GAAP basis, net income for the first quarter of 2019 was $38.9 million, or $0.91 per diluted share, as compared to net income of $54.2 million, or $1.29 per diluted share, for the same period in 2018.

Non-GAAP Financial Information
The Company is providing non-GAAP financial information to exclude the effect of stock-based compensation, amortization of intangibles, non-cash interest expense, impact of the valuation allowance for deferred tax assets and certain non-recurring items on income and net earnings per share as a supplement to its consolidated financial statements, which are presented in accordance with generally accepted accounting principles in the U.S., or GAAP.

Management is providing the adjusted gross profit, adjusted operating income, adjusted net income and adjusted net earnings per share information for the periods presented because it believes this enhances the comparison of the Company’s financial performance from period-to-period, and to that of its competitors. This press release is not meant to be considered in isolation, or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to the comparable GAAP measures is included in this press release as part of the attached financial tables.

Conference Call Information
Quidel management will host a conference call to discuss the first quarter 2019 results as well as other business matters today beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). During the conference call, management may answer questions concerning business and financial developments and trends. Quidel’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute material information that has not been previously disclosed.

Investors may either join the live call by telephone, or join via webcast:

•	To participate in the live call by telephone from the U.S., dial 877-930-5791, or from outside the U.S. dial 253-336-7286, and enter the audience pass code 628-7514.

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To join the live webcast, the call can be accessed through the following link: https://edge.media-server.com/m6/p/oviwqsy7, or accessed on the Investor Relations section of the Quidel website (http://ir.quidel.com).

The website replay will be available for 14 days. The telephone replay will be available for 48 hours beginning at 8:00 p.m. Eastern Time (5:00 p.m. Pacific Time) on May 8th, 2019 by dialing 855-859-2056 from the U.S., or by dialing 404-537-3406 for international callers, and entering pass code 628-7514.

About Quidel Corporation
Quidel Corporation serves to enhance the health and well-being of people around the globe through the development of diagnostic solutions that can lead to improved patient outcomes and provide economic benefits to the healthcare system. Marketed under the Sofia®, QuickVue®, D3® Direct Detection, Thyretain®, Triage® and InflammaDry® leading brand names, as well as under the new Solana®, AmpliVue® and Lyra® molecular diagnostic brands, Quidel’s products aid in the detection and diagnosis of many critical diseases and conditions, including, among others, influenza, respiratory syncytial virus, Strep A, herpes, pregnancy, thyroid disease and fecal occult blood. Quidel's recently acquired Triage® system of tests comprises a comprehensive test menu that provides rapid, cost-effective treatment decisions at the point-of-care (POC), offering a diverse immunoassay menu in a variety of tests to provide diagnostic answers for quantitative BNP, CK-MB, d-dimer, myoglobin, troponin I and qualitative TOX Drug Screen. Quidel’s research and development engine is also developing a continuum of diagnostic solutions from advanced immunoassay to molecular diagnostic tests to further improve the quality of healthcare in physicians’ offices, hospital and reference laboratories, and other alternate sites, like urgent care centers and retail clinics, where healthcare is provided. For more information about Quidel’s comprehensive product portfolio, visit quidel.com.

This press release contains forward-looking statements within the meaning of the federal securities laws that involve material risks, assumptions and uncertainties. Many possible events or factors could affect our future financial results and performance, such that our actual results and performance may differ materially from those that may be described or implied in the forward-looking statements. As such, no forward-looking statement can be guaranteed. Differences in actual results and performance may arise as a result of a number of factors including, without limitation: adverse changes in competitive conditions in domestic and international markets, the reimbursement system currently in place and future changes to that system, changes in economic conditions in our domestic and international markets, lower than anticipated market penetration of our products, our reliance on sales of our influenza diagnostic tests, fluctuations in our operating results resulting from the timing of the onset, length and severity of cold and flu seasons, seasonality, government and media attention focused on influenza and the related potential impact on humans from novel influenza viruses, the quantity of our product in our distributors’ inventory or distribution channels, changes in the buying patterns of our distributors, and changes in the healthcare market and consolidation of our customer base; our development, acquisition and protection of proprietary technology rights; our development of new technologies, products and markets; our reliance on a limited number of key distributors; our exposure to claims and litigation that could result in significant expenses and could ultimately result in an unfavorable outcome for us, including the ongoing litigation between us and Beckman Coulter, Inc.; intellectual property risks, including but not limited to, infringement litigation; our need for additional funds to finance our capital or operating needs; the financial soundness of our customers and suppliers; acceptance of our products among physicians and other healthcare providers; competition with other providers of diagnostic products; failures or delays in receipt of new product reviews or related to currently-marketed products by the U.S. Food and Drug Administration (the “FDA”) or other regulatory authorities or loss of any previously received regulatory approvals or clearances or other adverse actions by regulatory authorities; changes in government policies; costs of and adverse operational impact from failure to comply with government regulations in addition to FDA regulations; compliance with government regulations relating to the handling, storage and disposal of hazardous substances; third-party reimbursement policies and potential cost constraints; our failure to comply with laws and regulations relating to billing and payment for healthcare services; our ability to meet demand for our products; interruptions in our supply of raw materials; product defects; business risks not covered by insurance; costs and disruptions from failures in our information technology and storage systems; our exposure to data corruption, cyber-based attacks, security breaches and privacy violations; competition for and loss of management and key personnel; international risks, including but not limited to, compliance with product registration requirements, legal requirements, tariffs, exposure to currency exchange fluctuations and foreign currency exchange risk, longer payment cycles, lower selling prices and greater difficulty in collecting accounts receivable, reduced protection of intellectual property rights, social, political and economic instability, increased financial accounting and reporting burdens and complexities, taxes, and diversion of lower priced international products into U.S. markets; changes in tax rates and exposure to additional tax liabilities or assessments; risks relating to our acquisition and integration of the Triage MeterPro Cardiovascular and toxicology business and B-type Naturietic Peptide assay business run on Beckman Coulter analyzers (the “Triage and BNP Businesses”); Alere’s failure to perform under various transition agreements relating to our acquisition of the Triage and BNP Businesses; that we may incur substantial costs to build our information technology infrastructure to transition the Triage and BNP Businesses; that we may have to write off goodwill relating to our acquisition of the Triage and BNP Businesses; our ability to manage our growth strategy; the level of our indebtedness and deferred payment obligations; our ability to generate sufficient cash to meet our debt service and deferred contingent payment obligations and our ability to repay, renew or extend, our outstanding debt and its impact on our operations and our ability to obtain financing; that our Senior Credit Facility is secured by substantially all of our assets; the agreements for our indebtedness place operating and financial restrictions on us and our ability to operate our business; that an event of default could trigger acceleration of our outstanding indebtedness; that we may incur additional indebtedness; increases in interest rate relating to our variable rate debt; dilution resulting from future sales of our equity; volatility in our stock price; provisions in our charter documents, Delaware law and the indenture governing our Convertible Senior Notes that might delay or impede stockholder actions with respect to business combinations or similar transactions; our intention of not paying dividends; and our ability to identify and successfully acquire and integrate other potential acquisition targets. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” and similar words, although some forward-looking statements are expressed differently. The risks described in reports and registration statements that we file with the Securities and Exchange Commission (the “SEC”) from time to time, should be carefully considered. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this press release. Except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise.

QUIDEL CORPORATION
(In thousands, except per share data; unaudited)

	Three Months Ended March 31,
Consolidated Statements of Operations:	2019	2018
Total revenues	$147,968	$169,143
Cost of sales	57,041	62,872
Gross profit	90,927	106,271
Research and development	13,930	12,621
Sales and marketing	29,589	28,558
General and administrative	13,431	10,532
Acquisition and integration costs	2,824	3,467
Total costs and expenses	59,774	55,178
Operating income	31,153	51,093
Other expense, net:
Interest expense, net	(4,582)	(7,850)
Loss on extinguishment of debt	—	(4,567)
Total other expense, net	(4,582)	(12,417)
Income before income taxes	26,571	38,676
Provision for income taxes	1,727	4,718
Net income	$24,844	$33,958

Basic earnings (loss) per share	$0.63	$0.96
Diluted earnings (loss) per share	$0.60	$0.86
Shares used in basic per share calculation	39,704	35,236
Shares used in diluted per share calculation	42,907	41,948

Gross profit as a % of total revenues	61%	63%
Research and development as a % of total revenues	9%	7%
Sales and marketing as a % of total revenues	20%	17%
General and administrative as a % of total revenues	9%	6%

Consolidated net revenues by product category are as follows:
Rapid Immunoassay	$62,494	$80,685
Cardiac Immunoassay	65,872	68,444
Specialized Diagnostic Solutions	13,854	14,871
Molecular Diagnostic Solutions	5,748	5,143
Total revenues	$147,968	$169,143

Condensed balance sheet data:	3/31/2019	12/31/2018
Cash and cash equivalents	$56,938	$43,695
Accounts receivable, net	69,234	58,677
Inventories	66,647	67,379
Total assets	905,855	806,371
Short-term debt	55,358	54,550
Long-term debt	37,856	56,865
Stockholders’ equity	460,698	425,584

QUIDEL CORPORATION
Reconciliation of Non-GAAP Financial Information
(In thousands, except per share data; unaudited)

	Three months ended March 31,
	Gross Profit		Operating Income		Net Income		Diluted EPS
	2019	2018	2019	2018	2019	2018	2019	2018
GAAP Financial Results	$90,927	$106,271	$31,153	$51,093	$24,844	$33,958
Interest expense on Convertible Senior Notes, net of tax (a)					791	2,144
Net income (loss) used for diluted earnings per share, if-converted method					25,635	36,102	$0.60	$0.86

Adjustments:
Non-cash stock compensation expense	280	231	3,588	2,936	3,588	2,936
Amortization of intangibles	1,925	2,743	6,981	7,861	6,981	7,861
Amortization of debt discount and issuance costs on credit facility					101	331
Non-cash interest expense for deferred consideration					2,343	2,793
Amortization of inventory step-up of fair value		3,650		3,650	—	3,650
Loss on extinguishment of Convertible Senior Notes					—	1,538
Loss on extinguishment of Senior Credit Facility					—	3,029
Acquisition and integration costs			2,824	3,467	2,824	3,467
Foreign exchange loss (gain)					499	(168)
Income tax impact of adjustments (a)(b)					(3,104)	(4,833)
Income tax impact of valuation allowance for deferred tax assets					—	(2,543)
Adjusted (b)	$93,132	$112,895	$44,546	$69,007	$38,867	$54,163	$0.91	$1.29

(a) Income tax impact of adjustments represents the tax impact related to the non-GAAP adjustments listed above and reflects an effective tax rate of 19% for 2019 and 2018.
(b) Adjusted net earnings per share for the three months ended March 31, 2019 was calculated using an adjusted diluted weighted average shares outstanding of 42.9 million shares. Adjustments from GAAP diluted weighted average shares outstanding consisted of 1.8 million potentially dilutive shares issuable from Convertible Senior Notes and 1.4 million potentially dilutive shares issuable from stock options and unvested RSUs.